                          PURCHASE AND SALE AGREEMENT

                                BY AND BETWEEN

                 GARDEN HOTEL ASSOCIATES LIMITED PARTNERSHIP,
                                  as Seller,

                                      and

                         HOSPITALITY PROPERTIES TRUST,
                                 as Purchaser

                          ---------------------------

                                 March 5, 1996

                               TABLE OF CONTENTS
                               -----------------

SECTION 1.  DEFINITIONS....................................................  1

      1.1   Agreement......................................................  1
      1.2   Agreement to Lease.............................................  1
      1.3   Allocable Purchase Price.......................................  1
      1.4   Assets.........................................................  1
      1.5   Business Day...................................................  2
      1.6   Closing........................................................  2
      1.7   Closing Date...................................................  2
      1.8   Contracts......................................................  2
      1.9   Defective Property.............................................  2
      1.10  Documents......................................................  2
      1.11  Fee Properties.................................................  2
      1.12  FF&E...........................................................  2
      1.13  FF&E Funded Amount.............................................  2
      1.14  FF&E Reserve...................................................  2
      1.15  GHALP..........................................................  2
      1.16  Ground Lease Properties........................................  3
      1.17  Ground Leases..................................................  3
      1.18  HPT............................................................  3
      1.19  Improvements...................................................  3
      1.20  Intangible Property............................................  3
      1.21  Leases.........................................................  3
      1.22  Management Agreements..........................................  3
      1.23  Permitted Encumbrances.........................................  3
      1.24  Property.......................................................  4
      1.25  Purchase Price.................................................  4
      1.26  Purchaser......................................................  4
      1.27  Real Property..................................................  4
      1.28  Retained Funds.................................................  4
      1.29  Review Period..................................................  4
      1.30  Seattle Ground Lease...........................................  4
      1.31  Seller.........................................................  4
      1.32  Surveys........................................................  4
      1.33  Tenant.........................................................  4
      1.34  Tenant Leases..................................................  5
      1.35  Title Commitments..............................................  5
      1.36  Title Company..................................................  5
      1.37  Wyndham........................................................  5


SECTION 2.  PURCHASE AND SALE; DILIGENCE...................................  5

      2.1   Purchase and Sale..............................................  5
      2.2   Diligence Inspections..........................................  5
      2.3   Termination Rights.............................................  6
      2.4   Title Matters..................................................  7
      2.5   Survey Matters.................................................  7

SECTION 3.  PURCHASE AND SALE..............................................  8

      3.1   Closing........................................................  8
      3.2   Purchase Price.................................................  8

SECTION 4.  CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE..................  9

      4.1   Closing Documents..............................................  9
      4.2   Condition of Properties........................................ 10
      4.3   Title Policies................................................. 11
      4.4   Opinions of Counsel............................................ 11
      4.5   FF&E Funded Amount............................................. 11
      4.6   Appraisal...................................................... 11
      4.7   Other Approvals................................................ 11

SECTION 5.  CONDITIONS TO SELLER'S OBLIGATION TO CLOSE..................... 12

      5.1   Purchase Price................................................. 12
      5.2   Closing Documents.............................................. 12
      5.3   Opinion of Counsel............................................. 12
      5.4   Other Approvals................................................ 12
      5.5   No Required HSR Filing......................................... 12

SECTION 6.  REPRESENTATIONS AND WARRANTIES OF SELLER....................... 12

      6.1   Status and Authority of the Seller............................. 13
      6.2   Action of the Seller........................................... 13
      6.3   No Violations of Agreements.................................... 13
      6.4   Litigation..................................................... 13
      6.5   Existing Leases, Agreements, Etc. ............................. 14
      6.6   Disclosure..................................................... 14
      6.7   Utilities, Etc. ............................................... 14
      6.8   Compliance With Law............................................ 14
      6.9   Taxes.......................................................... 14
      6.10  Not A Foreign Person........................................... 15
      6.11  Hazardous Substances........................................... 15
      6.12  Insurance...................................................... 15
      6.13  Ground Leases.................................................. 15


SECTION 7.  REPRESENTATIONS AND WARRANTIES OF PURCHASER.................... 16

      7.1   Status and Authority of the Purchaser.......................... 16
      7.2   Action of the Purchaser........................................ 17
      7.3   No Violations of Agreements.................................... 17
      7.4   Litigation..................................................... 17

SECTION 8.  COVENANTS OF THE SELLER........................................ 17

      8.1   Compliance with Laws, Etc. .................................... 17
      8.2   Approval of Agreements......................................... 18
      8.3   Compliance with Agreements..................................... 18
      8.4   Estoppel Certificates.......................................... 18
      8.5   Notice of Material Changes or Untrue Representations........... 18
      8.6   Operation of Properties........................................ 18

SECTION 9.  APPORTIONMENTS................................................. 18

      9.1   Real Property Apportionments................................... 18
      9.2   Closing Costs.................................................. 19

SECTION 10. DEFAULT........................................................ 19

      10.1  Default by the Seller.......................................... 19
      10.2  Default by the Purchaser....................................... 19

SECTION 11. MISCELLANEOUS.................................................. 20

      11.1  Agreement to Indemnify......................................... 20
      11.2  Brokerage Commissions.......................................... 21
      11.3  Publicity...................................................... 21
      11.4  Notices........................................................ 21
      11.5  Waivers, Etc. ................................................. 23
      11.6  Assignment; Successors and Assigns............................. 23
      11.7  Severability................................................... 23
      11.8  Counterparts, Etc. ............................................ 24
      11.9  Governing Law.................................................. 24
      11.10 Performance on Business Days................................... 24
      11.11 Attorneys' Fees................................................ 25
      11.12 Section and Other Headings..................................... 25
      11.13 Nonliability of Trustees....................................... 25

Schedule A       -  The Properties
Schedule B-1-11  -  Legal Descriptions
Schedule C       -  Form of Surveyor's Certificate


                          PURCHASE AND SALE AGREEMENT
                          ---------------------------


     THIS PURCHASE AND SALE AGREEMENT is made as of the 5th day of March, 1996, by and between GARDEN HOTEL ASSOCIATES LIMITED PARTNERSHIP, a Texas limited partnership ("GHALP"), as seller, and HOSPITALITY PROPERTIES TRUST, a Maryland
              -----
real estate investment trust, as purchaser ("HPT").
                                             ---

                                  WITNESSETH:
                                  ----------

     WHEREAS, GHALP is the owner and holder of the Properties (this and other capitalized terms used and not otherwise defined herein having the meanings ascribed to such terms in Section 1); and
                          ---------

     WHEREAS, the Purchaser desires to purchase the Properties, as more fully set forth below; and

     WHEREAS, the Seller is willing to sell the Properties to the Purchaser, subject to and upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the Seller and the Purchaser hereby agree as follows:

        SECTION 1.  DEFINITIONS.
       ----------   -----------

     Capitalized terms used in this Agreement shall have the meanings set forth below or in the Section of this Agreement referred to below:

     1.1  "Agreement" shall mean this Purchase and Sale Agreement, together
            ---------
with Schedules A through C attached hereto, as it and they may be amended from
     ---------------------
time to time as herein provided.

     1.2  "Agreement to Lease"  shall mean that certain Agreement to Lease, to
           ------------------
be entered into prior to the expiration of the Review Period, by and between Wyndham and the Tenant.

     1.3  "Allocable Purchase Price" shall mean, with respect to any of the
           ------------------------
Properties, an amount to be agreed upon by the Seller and the Purchaser prior to the expiration of the Review Period.

     1.4  "Assets" shall mean, with respect to any Property, collectively, all
           ------
of the Real Property, the FF&E, the Contracts, the Documents, the Improvements, the Intangible Property and the Tenant Leases now owned or hereafter acquired by the Seller in connection with or relating to such Property.

     1.5  "Business Day" shall mean any day other than a Saturday, Sunday or
           ------------
any other day on which banking institutions in The Commonwealth of Massachusetts or the State of Texas are authorized by law or executive action to close.

     1.6  "Closing" shall have the meaning given such term in Section 3.1.
           -------                                            -----------

     1.7  "Closing Date" shall have the meaning given such term in Section 3.1.
           ------------                                            -----------

     1.8  "Contracts" shall mean, with respect to any Property, all hotel
           ---------
licensing agreements and other service contracts, equipment leases, booking agreements and other arrangements or agreements to which the Seller is a party affecting the ownership, repair, maintenance, management, leasing or operation of such Property, to the extent the Seller's interest therein is assignable or transferable.

     1.9  "Defective Property" shall have the meaning given such term in
           ------------------
Section 2.3(a).
--------------

     1.10  "Documents" shall mean, with respect to any Property, all books,
            ---------
records and files relating to the leasing, maintenance, management or operation of such Property.

     1.11  "Fee Properties" shall mean all of the properties identified on
            --------------
Schedule A other than the Property located in Seattle, Washington.
----------

     1.12  "FF&E" shall mean, with respect to any Property, all appliances,
            ----
machinery, devices, fixtures, appurtenances, equipment, furniture, furnishings and articles of tangible personal property of every kind and nature whatsoever owned by the Seller and located in or at, or used in connection with the ownership, operation or maintenance of such Property.

     1.13  "FF&E Funded Amount" shall mean an amount to be agreed upon by the
            ------------------
Seller and the Purchaser prior to the expiration of the Review Period.

     1.14  "FF&E Reserve" shall have the meaning given such term in the Lease.
            ------------

     1.15  "GHALP" shall have the meaning given such term in the preambles to
            -----
this Agreement.

     1.16  "Ground Lease Properties"  shall mean the Property identified on
            -----------------------
Schedule A as located in Seattle, Washington.
----------

     1.17  "Ground Leases" shall mean the Seattle Ground Lease.
            -------------

     1.18  "HPT" shall have the meaning given such term in the preambles to
            ---
this Agreement.

     1.19  "Improvements"  shall mean, with respect to any Property, all
            ------------
buildings, fixtures, walls, fences, landscaping and other structures and improvements situated on, affixed or appurtenant to the Real Property with respect to such Property.

     1.20  "Intangible Property" shall mean, with respect to any Property, all
            -------------------
transferable or assignable permits, certificates of occupancy, operating permits, sign permits, development rights and approvals, certificates, licenses, warranties and guarantees, the Contracts, telephone exchange numbers identified with such Property held by the Seller, and all other transferable intangible property, miscellaneous rights, benefits and privileges of any kind or character with respect to such Property held by the Seller, except to the extent held by or transferred to the Tenant under the Leases.

     1.21  "Leases" shall mean, collectively, the leases to be entered into
            ------
between the Purchaser, as landlord, and the Tenant, as tenant, with respect to the Properties pursuant to the Agreement to Lease, such Leases to be substantially on the terms and conditions of the Letter of Intent, dated February 1, 1996, between the Purchaser and Wyndham.

     1.22  "Management Agreements" shall mean the management agreements to be
            ---------------------
entered into between the Tenant and Wyndham providing for the management of the Properties by Wyndham, which agreements shall (i), from and after the occurrence of any default or event of default, subordinate all amounts due from the Tenant to Wyndham to all amounts due from the Tenant to the Purchaser, (ii) require operation of the Properties under the "Wyndham" name, (iii) prohibit Wyndham from operating, managing or franchising another Wyndham Gardens hotel within a designated radius of each of the Properties, (iv) permit termination thereof, at the Purchaser's option, upon the termination of the applicable Lease and (v) otherwise be in form and substance and on terms and conditions reasonably satisfactory to the Purchaser.

     1.23  "Permitted Encumbrances" shall mean, with respect to any Property,
            ----------------------
(a) liens for taxes, assessments and governmental charges with respect to such Property not yet due and payable or due and payable but not yet delinquent; (b) applicable zoning regulations and ordinances provided the same do not prohibit or impair in any material respect use of such Property as a Wyndham

Garden hotel as currently operated and constructed; (c) such other nonmonetary encumbrances as do not, in the Purchaser's reasonable opinion, impair marketability and do not materially interfere with the use of such Property as a fully functioning Wyndham Gardens hotel as currently operated and constructed;
(d) the Ground Leases; (e) UCC Financing Statements which would be permitted pursuant to the terms of Section 21.9 of the Leases; and (f) such other nonmonetary encumbrances with respect to such Property which are not objected to by the Purchaser in accordance with Sections 2.4 and 2.5.
                                    --------------------

     1.24  "Property" shall mean all of the Assets relating to the properties
            --------
identified on Schedule A, the legal descriptions of which are set forth in
              ----------
Schedules B1-B11.
----------------

     1.25  "Purchase Price" shall have the meaning given such term in
            --------------
Section 3.2.
-----------

     1.26  "Purchaser" shall mean HPT and its permitted successors and assigns.
            ---------

     1.27  "Real Property" shall mean, with respect to any Property which is a
            -------------
Fee Property, the real property described in the applicable Schedule B-1 through
                                                            --------------------
B-11, and, with respect to any Property which is a Ground Lease Property, the
----
leasehold estate created by the applicable Ground Lease, together with all easements, rights of way, privileges, licenses and appurtenances which the Seller may now own or hereafter acquire with respect thereto.

     1.28  "Retained Funds" shall mean an amount equal to Thirteen Million Six
            --------------
Hundred Thousand Dollars ($13,600,000).

     1.29  "Review Period" shall mean the period commencing on the date of this
            -------------
Agreement and expiring forty-five (45) days thereafter or, if sooner, on the Closing Date.

     1.30  "Seattle Ground Lease" shall mean the Ground Lease, dated March 26,
            --------------------
1987, by and between Fred C. Boysen, Dorothy Boysen, Ted Boysen and Rose Boysen, as landlord, and Ramada Hotel Company, as tenant, as amended from time to time.

     1.31  "Seller" shall mean GHALP.
            ------

     1.32  "Surveys" shall have the meaning given such term in Section 2.5.
            -------                                            -----------

     1.33  "Tenant" shall have the meaning given such term in the Agreement to
            ------
Lease.

     1.34  "Tenant Leases" shall mean, with respect to any Property, all leases,
            -------------
rental agreements or other agreements (including all amendments or modifications thereto) which entitle any person to have rights with respect to the use or occupancy of any portion of such Property.

     1.35  "Title Commitments" shall have the meaning given such term in Section
            -----------------                                            -------
2.4.
---

     1.36  "Title Company" shall mean Chicago Title Insurance Company or such
            -------------
other title insurance company as shall have been reasonably approved by the Purchaser and the Seller.

     1.37  "Wyndham" shall mean Wyndham Hotel Company, Ltd., a Texas limited
            -------
partnership.


     SECTION 2.  PURCHASE AND SALE; DILIGENCE.
     --------    ----------------------------

     2.1  Purchase and Sale.  In consideration of the mutual covenants herein
          -----------------
contained, the Purchaser hereby agrees to purchase from the Seller and the Seller hereby agrees to sell to the Purchaser, all of the Seller's right, title and interest in and to the Properties for the Purchase Price, subject to and in accordance with the terms and conditions of this Agreement.

     2.2  Diligence Inspections.  For the Review Period, the Seller shall
          ---------------------
permit the Purchaser and its representatives to inspect the Properties and the Improvements (including, without limitation, all roofs, electric, mechanical and structural elements, and HVAC systems therein), to perform due diligence, soil analysis and environmental investigations, to examine the books of account and records of the Seller with respect to the Properties, including, without limitation, all leases and agreements affecting the Properties, and make copies thereof, at such reasonable times as the Purchaser or its representatives may request by notice to the Seller (which notice may be oral). To the extent that, in connection with such investigations, the Purchaser, its agents, representatives or contractors, damages or disturbs any of the Real Property or the Improvements located thereon, the Purchaser shall return the same to substantially the same condition which existed immediately prior to such damage or disturbance. The Purchaser shall indemnify, defend and hold harmless the Seller from and against any and all expense, loss or damage which the Seller may incur as a result of any act or omission of the Purchaser or its representatives, agents or contractors in connection with such examinations and inspections, other than to the extent that any expense, loss or damage arises from any act or omission of the Seller. The foregoing indemnification agreement shall survive the termination of this Agreement and the Closing.

     2.3  Termination Rights.  (a)  In the event that the Purchaser reasonably
          ------------------
determines that a Property or group of Properties has structural, environmental, legal or other operational defects or conditions such that either an undeterminable amount of expenditures or expenditures equal to or greater than Ten Million Dollars ($10,000,000) in the aggregate are required in order to bring such Property or Properties into a satisfactory condition in accordance with prevailing Wyndham standards for like hotels (any such Property being hereinafter referred to as a "Defective Property"), the Purchaser shall have the
                              ------------------
right to terminate this Agreement by written notice thereof to the Seller, such notice to be given prior to the expiration of the Review Period (and time shall be of the essence with respect to the giving of such notice).

     (b) If, prior to the Closing, (i) any Property or Properties suffers a casualty or condemnation which would cause such Property or Properties to become a Defective Property, (ii) such Property is not, prior to the Closing, restored to a condition substantially the same as the condition thereof immediately prior to such casualty or condemnation, and (iii) the Purchaser provides written notice of same to the Seller no later than the Closing Date, time being of the essence, the Purchaser shall have the right to terminate this Agreement by the giving of written notice thereof to the Seller on the Closing Date (and time shall be of the essence with respect to the giving of such notice).

     (c) If the Purchaser and the Seller shall be unable to agree on the Allocable Purchase Price of any Property or the FF&E Funded Amount or shall fail to enter into the Agreement to Lease prior to the expiration of the Review Period, either party may terminate this Agreement by written notice to the other, such notice to be given on the first Business Day following the expiration of the Review Period (and time shall be of the essence with respect to the giving of such notice).

     (d) In the event that the Purchaser, for any reason, is dissatisfied with the audited operating statements to be provided by the Seller to the Purchaser, the Purchaser shall have the right, within two (2) Business Days after receipt thereof, to terminate this Agreement and the transactions contemplated hereby (and time shall be of the essence with respect to the giving of such notice). The Seller covenants and agrees to provide such audited operating statements to the Purchaser as soon as the same are available.

     (e) In the event that the Seller shall fail to obtain all required consents from its partners within seven (7) Business Days after the date hereof, the Seller may terminate this Agreement, by written notice to the Purchaser, such notice to be given prior to the expiration of such seventh Business Day (and time shall be of the essence with respect to the giving of such notice).

     2.4  Title Matters.  The Purchaser acknowledges receipt of a commitment for
          -------------
an ALTA extended owner's policy of title insurance with respect to each of the Properties, together with complete and legible copies of all instruments and documents referred to as exceptions to title (collectively, the "Title
                                                                 -----
Commitments").
-----------

     Within ten (10) Business Days after the date of this Agreement, the Purchaser shall give the Seller notice of any title exceptions (other than Permitted Encumbrances) which adversely affect such Property in any material respect and as to which the Purchaser reasonably objects. If, for any reason, the Seller is unable or unwilling to take such actions as may be required to cause such exceptions to be removed from the Title Commitments, the Seller shall give the Purchaser notice thereof; it being understood and agreed that the failure of the Seller to give such notice within ten (10) Business Days after the Purchaser's notice of objection shall be deemed an election by the Seller to remedy such matters. If the Seller shall be unable or unwilling to remove any title defects to which the Purchaser has reasonably objected, the Purchaser may elect (i) to terminate this Agreement or (ii) to consummate the transactions contemplated hereby, notwithstanding such title defect, without any abatement or reduction in the Purchase Price on account thereof. The Purchaser shall make any such election by written notice to the Seller given on or to the fifth Business Day after the Seller's notice of its inability or unwillingness to cure such defect. Failure of the Purchaser to give such notice shall be deemed an election by the Purchaser to proceed in accordance with clause (ii) above.

     2.5  Survey Matters.  Within ten (10) Business Days after the date of this
          --------------
Agreement, the Seller shall arrange for the preparation of an ALTA survey with respect to each of the Properties (the "Surveys"), by a licensed surveyor in the
                                        -------
jurisdiction in which each such Property is located, which (i) contains an accurate legal description of the applicable Property, (ii) shows the exact location, dimension and description (including applicable recording information) of all utilities, easements, encroachments and other physical matters affecting such Property, the number of striped parking spaces located thereon and all applicable building set-back lines, (iii) states whether the applicable Property is located within a 100- year flood plain and (iv) includes a certification substantially in the form set forth in Schedule C, addressed to the Purchaser,
                                       ----------
the Title Company and any other persons requested by the Purchaser.

     Within ten (10) Business Days after receipt of the Surveys, the Purchaser shall give the Seller written notice of any matters shown thereon (other than Permitted Encumbrances) which adversely affect any such Property in any material respect and as to which the Purchaser reasonably objects. If, for any reason, the Seller is unable or unwilling to take such actions as may be required to remedy the objectionable matters, the Seller shall give the Purchaser prompt notice thereof; it being understood and agreed that the failure of the Seller to give such notice within ten (10) Business Days after the Purchaser's notice of objection shall be deemed an election by the Seller to remedy such matters. If the Seller shall be unable or unwilling to remove any survey defect to which the Purchaser has reasonably objected, the Purchaser may elect (i) to terminate this Agreement or (ii) to consummate the transactions contemplated hereby, notwithstanding such defect, without any abatement or reduction in the Purchase Price on account thereof. The Purchaser shall make any such election by written notice to the Seller given on or prior to the fifth Business Day after the Seller's notice of its inability or unwillingness to cure such defect and time shall be of the essence with respect to the giving of such notice. Failure of the Purchaser to give such notice shall be deemed an election by the Purchaser to proceed in accordance with clause (ii) above.


     SECTION 3.  PURCHASE AND SALE.
     ---------   -----------------

     3.1  Closing.  The purchase and sale of the Properties shall be consummated
          -------
at a closing (the "Closing") to be held at the offices of Sullivan & Worcester
                   -------
LLP, One Post Office Square, Boston, Massachusetts, or at such other location as the Seller and the Purchaser may agree, at 10:00 a.m. local time, on a date (the "Closing Date") which is the later to occur of (i) April 1, 1996, and (ii) the
 ------------
date as of which all conditions precedent to the Closing herein set forth have either been satisfied or waived by the party in whose favor such conditions run. In the event that the Closing shall not have occurred on or before April 30, 1996, either party shall, subject to the last clause of this sentence, have the right, by the giving of written notice, to terminate this Agreement; provided,
                                                                     --------
however, that, if the parties shall, on April 30, 1996, be diligently proceeding
-------
toward closing, either party may extend such outside Closing Date to May 15, 1996.

     3.2  Purchase Price.  (a)  At the Closing, the Purchaser shall pay to the
          --------------
Seller, for the Properties, a purchase price (the "Purchase Price") in the
                                                   --------------
amount of One Hundred Thirty-Five Million Three Hundred Twenty Thousand Dollars ($135,320,000), except that there shall be added to or deducted from the Purchase Price such amounts as may be required pursuant to Section 9.
                                                           ---------

     (b)  The Purchase Price shall be payable as follows:

           (i) At the Closing, the Purchase Price less the Retained Funds shall be payable by wire transfer of immediately available funds on the Closing Date to an account or accounts to be designated by the Seller prior to the Closing; and

          (ii) The Retained Funds shall be payable by wire transfer of immediately available funds on a pro rata basis, based on the Allocable Purchase Prices, upon the expiration or sooner termination of any of the Leases of the Properties (other than any termination arising from the occurrence of any Default or Event of Default (as defined therein)) by the tenant under the Leases, to an account or accounts to be designated by the Seller prior to such date.

The provisions of this Section 3.2, shall survive the expiration or sooner
                       -----------
termination of this Agreement.


     SECTION 4.  CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE.
     ---------   ---------------------------------------------

     The obligation of the Purchaser to acquire the Properties on the Closing Date shall be subject to the satisfaction of the following conditions precedent on and as of the Closing Date:

     4.1  Closing Documents.  The Seller shall have delivered to the Purchaser:
          -----------------

     (a) A good and sufficient warranty deed with covenants against grantor's acts, or its local equivalent, with respect to all of the Properties which are Fee Properties, in proper statutory form for recording, duly executed and acknowledged by the Seller, conveying good and marketable title to the applicable Fee Properties, free from all liens and encumbrances other than the Permitted Encumbrances;

     (b) With respect to all of the Properties which are Ground Lease Properties, an assignment and assumption agreement, in form and substance reasonably satisfactory to the Seller and the Purchaser, duly executed and acknowledged by the Seller, with respect to all of the Seller's right, title and interest in, to and under the Ground Leases together with the written consent of each of the lessors under the applicable Ground Leases if such consent is required pursuant to the terms of such Ground Leases;

     (c) An estoppel certificate, in form and substance reasonably satisfactory to the Purchaser, from each of the lessors under the applicable Ground Leases, confirming, to such lessor's knowledge, that each such Ground Lease is in full force and effect, the amount of the rents and other sums payable thereunder, that, to the knowledge of the lessor thereunder, no default or event which with the giving of notice and/or lapse of time could constitute a default has occurred and is continuing thereunder, and regarding such other matters as the Purchaser may reasonably require;

     (d) A bill of sale and assignment agreement, in form and substance reasonably satisfactory to the Seller and the Purchaser, duly executed and acknowledged by the Seller, with respect to all of the Seller's right, title and interest in, to and under the FF&E, the Contracts, the Documents, the Intangible Property and the Tenant Leases with respect to the Properties;

     (e) To the extent the same are in the Seller's possession, originally, fully executed copies of all agreements pertaining to the Properties;

     (f) Duly executed copies of the Leases, all of the Incidental Documents (as such term is defined in the Leases) and all other documents required to be delivered to the Purchaser to the Agreement to Lease;

     (g)  Duly executed copies of the Management Agreements;

     (h) Certified copies of all charter documents, applicable corporate resolutions and certificates of incumbency with respect to the Seller and its general partner, the Tenant and the manager under the Management Agreements; and

     (i) Such other conveyance documents, certificates, deeds, affidavits and other instruments as the Purchaser or the Title Company may reasonably require.

     4.2  Condition of Properties.  (a)  All of the Properties and all
          -----------------------
Improvements located thereon shall, except as otherwise provided in Section 2.3,
                                                                    -----------
be in substantially the same physical condition as on the date of this Agreement, ordinary wear and tear excepted;

     (b) No material default or event which with the giving of notice and/or lapse of time could constitute a material default shall have occurred and be continuing under any material agreement benefiting or affecting the Properties in any respect;

     (c) No action shall be pending or threatened for the condemnation or taking by power of eminent domain of all or any material portion of the Properties; and

     (d) All material licenses, permits and other authorizations necessary for the current use, occupancy and operation of the Properties shall be in full force and effect.

     4.3  Title Policies.  The Title Company shall be prepared, subject only to
          --------------
payment of the applicable premium and delivery of all conveyance documents in recordable form, to issue title insurance policies to the Purchaser, in form and substance satisfactory to the Purchaser in accordance with Section 2.4, together
                                                           -----------
with such affirmative coverages as the Purchaser may reasonably require and shall have been determined by the Title Company as available prior to the expiration of the Review Period.

     4.4  Opinions of Counsel.  (a)  The Purchaser shall have received a written
          -------------------
opinion from counsel to the Seller, which counsel shall be reasonably acceptable to the Purchaser, in form and substance reasonably satisfactory to the Purchaser, regarding the organization and authority of the Seller, the Tenant and the manager under the Management Agreements, the enforceability of this Agreement, the Leases and the Incidental Documents (as defined in the Leases), the Management Agreements and such other matters with respect to the transactions contemplated by this Agreement as the Purchaser may reasonably require.

     (b) The Purchaser shall have received a written opinion from local counsel to the Purchaser, in form and substance reasonably satisfactory to the Purchaser, regarding the compliance of the Properties with respect to zoning (except where zoning endorsements are available), licensing and such other matters as the Purchaser may reasonably require, but only to the extent opinions on such matters are customary in the jurisdiction in which the applicable Property is located.

     4.5  FF&E Funded Amount.  The FF&E Funded Amount shall have been deposited
          ------------------
in an account or accounts reasonably acceptable to the Purchaser.

     4.6  Appraisal.  As of the Closing Date, the Purchaser shall have received
          ---------
and approved an original appraisal report, dated within sixty (60) days prior to the Closing Date, addressed to the Purchaser, prepared by a qualified real estate appraiser reasonably satisfactory to the Purchaser and indicating an aggregate fair market value for the Properties of not less than the Purchase Price (and an allocation among such properties consistent with the Allocable Purchase Prices), such appraisals to be otherwise in form and substance reasonably acceptable to the Purchaser.

     4.7  Other Approvals.  The Seller and the Purchaser shall have received, in
          ---------------
form and substance reasonably satisfactory to the Seller and the Purchaser, all required approvals and waivers, as may be necessary or appropriate to consummate the transactions contemplated by this Agreement.


     SECTION 5.  CONDITIONS TO SELLER'S OBLIGATION TO CLOSE.
     ---------   ------------------------------------------

     The obligation of the Seller to convey the Properties on the Closing Date to the Purchaser is subject to the satisfaction of the following conditions precedent on and as of the Closing Date:

     5.1  Purchase Price.  The Purchaser shall deliver to the Seller the
          --------------
Purchase Price (less the amount of the Retained Funds), payable hereunder, adjusted as herein provided.

     5.2  Closing Documents.  The Purchaser shall have delivered to the Seller:
          -----------------

     (a) Duly executed and acknowledged counterparts of the documents described in Section 4.1, where applicable; and
   -----------

     (b) Certified copies of all charter documents, applicable resolutions and certificates of incumbency with respect to the Purchaser.

     5.3  Opinion of Counsel.  The Seller shall have received a written opinion
          ------------------
from Sullivan & Worcester LLP, counsel to the Purchaser, in form and substance reasonably satisfactory to the Seller, regarding the organization and authority of the Purchaser, the enforceability of this Agreement, the Leases and the Incidental Documents and such other matters with respect to the transactions contemplated by this Agreement as the Seller may reasonably require.

     5.4  Other Approvals.  The Seller and the Purchaser shall have received, in
          ---------------
form and substance reasonably satisfactory to the Seller and the Purchaser, all required approvals and waivers, as may be necessary or appropriate to consummate the transactions contemplated by this Agreement.

     5.5  No Required HSR Filing.  No filing pursuant to the Hart Scott Rodino
          ----------------------
Antitrust Improvements Act of 1976, as amended, shall be required with respect to the transactions contemplated by this Agreement.

     SECTION 6.  REPRESENTATIONS AND WARRANTIES OF SELLER.
     ---------   ----------------------------------------

     To induce the Purchaser to enter into this Agreement, the Seller represents and warrants to the Purchaser as follows:

     6.1  Status and Authority of the Seller.  The Seller is a limited
          ----------------------------------
partnership duly organized, validly existing and in good standing under the laws of the State of Texas. Each of the general partner of the Seller and its general partner is a corporation duly organized, validly existing and in corporate good standing under the laws of its state of incorporation. Each of the Seller, the general partner of the Seller and its general partner has all requisite power and authority under the laws of its state of formation and its respective charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Each of the Seller, the general partner of the Seller and its general partner has duly qualified to transact business in each jurisdiction in which the nature of the business conducted by it requires such qualification.

     6.2  Action of the Seller.  Each of the Seller, the general partner of the
          --------------------
Seller and its general partner has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by the Seller on or prior to the Closing Date, such document shall constitute the valid and binding obligation and agreement of the Seller, enforceable against the Seller and such general partners in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

     6.3  No Violations of Agreements.  Except as disclosed in writing to the
          ---------------------------
Purchaser prior to the expiration of the Review Period, neither the execution, delivery or performance of this Agreement by the Seller, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any Property pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other material agreement or instrument by which the Seller is bound.

     6.4  Litigation.  Except as disclosed in writing to the Purchaser prior to
          ----------
the expiration of the Review Period, the Seller has received no written notice of and, to the Seller's knowledge, no action or proceeding is pending or threatened and no investigation looking toward such an action or proceeding has begun, which (a) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, (b) will result in any material adverse change in the business, operation, affairs or condition of any of the Properties, (c) result in or subject the Properties to a material liability, or (d) involves condemnation or eminent domain proceedings against any part of the Properties.

     6.5  Existing Leases, Agreements, Etc.   To the Seller's knowledge, other
          --------------------------------
than the Ground Leases and any other agreements provided to the Purchaser not less than ten (10) Business Days prior to the expiration of the Review Period, there are no material agreements affecting the Properties which will be binding on the Purchaser subsequent to the Closing Date.

     6.6  Disclosure.  To the Seller's knowledge, there is no fact or condition
          ----------
which materially and adversely affects the business or condition of the Properties which has not been set forth in this Agreement or in the other documents, certificates or statements furnished to the Purchaser in connection with the transactions contemplated hereby.

     6.7  Utilities, Etc.  To the Seller's knowledge, all utilities and services
          --------------
necessary for the use and operation of the Properties (including, without limitation, road access, gas, water, electricity and telephone) are available thereto, are of sufficient capacity to meet adequately all needs and requirements necessary for the current use and operation of such Properties and for their respective intended purposes. To the Seller's knowledge, no fact, condition or proceeding exists which would result in the termination or material impairment of the furnishing of such utilities to the Properties.

     6.8  Compliance With Law.  Except as disclosed in writing to the Purchaser
          -------------------
prior to the expiration of the Review Period, to the Seller's knowledge (i) the Properties and the use and operation thereof do not violate any material federal, state, municipal and other governmental statutes, ordinances, by-laws, rules, regulations or any other legal requirements, including, without limitation, those relating to construction, occupancy, zoning, adequacy of parking, environmental protection, occupational health and safety and fire safety applicable thereto; and (ii) there are presently in effect all material licenses, permits and other authorizations necessary for the current use, occupancy and operation thereof. Except as disclosed in writing to the Purchaser prior to the expiration of the Review Period, the Seller has not received written notice of any threatened request, application, proceeding, plan, study or effort which would materially adversely affect the present use or zoning of any of the Properties or which would modify or realign any adjacent street or highway in a manner which would materially adversely affect the use and operation of the Properties.

     6.9  Taxes.  To the Seller's knowledge, other than the amounts disclosed by
          -----
tax bills, no taxes or special assessments of any kind (special, bond or otherwise) are or have been levied with respect to any of the Properties, or any portion thereof, which are outstanding or unpaid, other than amounts not yet due and payable or, if due and payable, not yet delinquent.

     6.10  Not A Foreign Person.  The Seller is not a "foreign person" within
           --------------------
the meaning of Section 1445 of the United States Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

     6.11  Hazardous Substances.  Except as disclosed to the Purchaser or as
           --------------------
described in any environmental report delivered to the Purchaser, to the Seller's knowledge, none of the Seller nor any tenant or other occupant or user of any of the Properties, or any portion thereof, has stored or disposed of (or engaged in the business of storing or disposing of) or has released or caused the release of any hazardous waste, contaminants, oil, radioactive or other material on any of the Properties, or any portion thereof, the removal of which is required or the maintenance of which is prohibited or penalized by any applicable Federal, state or local statutes, laws, ordinances, rules or regulations, and, to the Seller's knowledge, except as disclosed to the Purchaser or as described in any environmental report delivered to the Purchaser, the Properties are free from any such hazardous waste, contaminants, oil, radioactive and other materials, except any such materials maintained in accordance with applicable law.

     6.12  Insurance.  The Seller has received no written notice from any
           ---------
insurance carrier of defects or inadequacies in the Properties which, if uncorrected, would result in a termination of insurance coverage or an increase in the premiums charged therefor.

     6.13  Ground Leases.  The copies of the Ground Leases heretofore delivered
           -------------
by the Seller to the Purchaser are true, correct and complete copies thereof; the Ground Leases have not been amended except as evidenced by amendments similarly delivered and constitute the entire agreement between the Seller and the applicable other parties. To the Seller's knowledge, the Ground Leases are in full force and effect and no default or event which with the giving of notice and/or lapse of time could constitute a default thereunder has occurred with respect to the Seller or, to the Seller's knowledge, the applicable ground lessor.

     The representations and warranties made in this Agreement by the Seller shall be continuing and shall be deemed remade by the Seller as of the Closing Date with the same force and effect as if made on, and as of, such date;

provided, however, that, the Seller shall have the right, from time to time
--------  -------
prior to the Closing Date, to modify the representations and warranties as a result of changes in condition of the Properties by notice to the Purchaser and, in such event, the Purchaser shall have the rights provided in Section 2.3. The
                                                               -----------
Seller's liability with respect to all representations and warranties made in this Agreement by the Seller with respect to the Properties shall survive the Closing for a period of one year.

     Except as otherwise expressly provided in this Agreement or any documents to be delivered to the Purchaser at the Closing, the Seller disclaims the making of any representations or warranties, express or implied, regarding the Properties or matters affecting the Properties, whether made by the Seller, on the Seller's behalf or otherwise, including, without limitation, the physical condition of the Properties, title to or the boundaries of the Real Property, pest control matters, soil conditions, the presence, existence or absence of hazardous wastes, toxic substances or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns, market data, economic conditions or projections, and any other information pertaining to the Properties or the market and physical environments in which they are located. The Purchaser acknowledges (i) that the Purchaser has entered into this Agreement with the intention of making and relying upon its own investigation or that of third parties with respect to the physical, environmental, economic and legal condition of each Property and (ii) that the Purchaser is not relying upon any statements, representations or warranties of any kind, other than those specifically set forth in this Agreement or in any document to be delivered to the Purchaser at the Closing made by the Seller. The Purchaser further acknowledges that it has not received from or on behalf of the Seller any accounting, tax, legal, architectural, engineering, property management or other advice with respect to this transaction and is relying solely upon the advice of third party accounting, tax, legal, architectural, engineering, property management and other advisors. Subject to the provisions of this Agreement, the Purchaser shall purchase the Properties in their "as is" condition on the Closing Date.

     SECTION 7.  REPRESENTATIONS AND WARRANTIES OF PURCHASER.
     ---------   -------------------------------------------

     To induce the Seller to enter in this Agreement, the Purchaser represents and warrants to the Seller as follows:

     7.1  Status and Authority of the Purchaser.  The Purchaser is a Maryland
          -------------------------------------
real estate investment trust duly organized, validly existing and in trust good standing under the laws of the State of Maryland, and has all requisite power and authority under the laws of such state and under its charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The Purchaser has duly qualified and is in good standing as a trust or unincorporated business association in each jurisdiction in which the nature of the business conducted by it requires such qualification.

     7.2  Action of the Purchaser.   The Purchaser has taken all necessary
          -----------------------
action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by the Purchaser on or prior to the Closing Date such document shall constitute the valid and binding obligation and agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

     7.3  No Violations of Agreements.  Neither the execution, delivery or
          ---------------------------
performance of this Agreement by the Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Purchaser pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which the Purchaser is bound.

     7.4  Litigation.  No investigation, action or proceeding is pending and, to
          ----------
the Purchaser's actual knowledge, no action or proceeding is threatened and no investigation looking toward such an action or proceeding has begun, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

     The representations and warranties made in this Agreement by the Purchaser shall be continuing and shall be deemed remade by the Purchaser as of the Closing Date with the same force and effect as if made on, and as of, such date. The Purchaser's liability with respect to all representations and warranties made in this Agreement by the Purchaser shall survive the Closing for a period of one year.


     SECTION 8.  COVENANTS OF THE SELLER.
     ---------   -----------------------

     The Seller hereby covenants with the Purchaser between the date of this Agreement and the Closing Date as follows:

     8.1  Compliance with Laws, Etc.   To comply in all material respects with
          -------------------------
(i) all laws, regulations and other requirements from time to time applicable of every governmental body having jurisdiction of the Properties or the use or occupancy of the Improvements located thereon and (ii) all terms, covenants and conditions of the Ground Leases and all instruments of record and other agreements affecting Properties.

     8.2  Approval of Agreements.  Except as otherwise authorized by this
          ----------------------
Agreement or in the ordinary course of business, not to enter into, modify, amend or terminate the Ground Leases or any other agreement with respect to the Properties which would encumber or be binding upon such Properties from and after the Closing Date without in each instance obtaining the prior written consent of the Purchaser.

     8.3  Compliance with Agreements.  To comply each and every material term,
          --------------------------
covenant and condition contained in the Ground Leases and any other material document or agreement affecting the Properties.

     8.4  Estoppel Certificates.  To request, and use reasonable efforts to
          ---------------------
obtain, from the Manager and the landlords under the Ground Leases, certifications, in form and substance reasonably satisfactory to the Purchaser, regarding the status of the Ground Leases.

     8.5  Notice of Material Changes or Untrue Representations. Upon learning of
          ----------------------------------------------------
any material change in any condition with respect to any of the Properties or of any event or circumstance which makes any representation or warranty of the Seller to the Purchaser under this Agreement untrue or misleading in any material respect, promptly to notify the Purchaser thereof (the Purchaser agreeing, on learning of any such fact or condition, promptly to notify the Seller thereof).

     8.6  Operation of Properties.  To continue to operate each of the
          -----------------------
Properties as a Wyndham Garden hotel in a good and businesslike fashion consistent with their past practices and to cause each of the Properties to be maintained in good working order and condition in a manner consistent with their past practice.

     SECTION 9.  APPORTIONMENTS.
     ---------   --------------

     9.1  Real Property Apportionments.  Representatives of the Purchaser and
          ----------------------------
the Seller shall perform any and all of the adjustments and apportionments which are appropriate and usual for a transaction of this nature and taking into account the simultaneous execution of the Leases. The adjustments hereunder shall be calculated or paid in an amount based upon a fair and reasonable estimated accounting performed and agreed to by representatives of the Seller and the Purchaser at the Closing. Subsequent final adjustments and payments shall be made in cash or other immediately available funds as soon as practicable after the Closing Date and in any event within ninety (90) days after such Closing Date, based upon an agreed accounting performed by representatives of the Seller and the Purchaser. In the event the parties have not agreed with respect to the adjustments required to be made pursuant to this

Section 9.1 within such ninety-day period, upon application by either party, a
-----------
certified public accountant reasonably acceptable to the Purchaser and the Seller shall determine any such adjustments which have not theretofore been agreed to between the Seller and the Purchaser. The charges of such accountant shall be borne by the Purchaser.

     9.2  Closing Costs.  The Seller shall pay all costs and expenses associated
          -------------
with the transactions contemplated hereby except that the Purchaser shall be solely responsible for the fees of Sullivan & Worcester LLP, special counsel to the Purchaser. The Purchaser hereby acknowledges receipt of an expense deposit in the amount of Fifty Thousand Dollars ($50,000), which deposit shall be credited against costs incurred by the Purchaser in connection with the transactions contemplated hereby (other than the fees of Sullivan & Worcester
LLP).

     The obligations of the parties under this Section 9 shall survive the
                                               ---------
Closing.


     SECTION 10.  DEFAULT.
     ----------   -------

     10.1  Default by the Seller.  If the Seller shall have made any
           ---------------------
representation or warranty herein which shall be untrue or misleading in any material respect, or if the Seller shall fail to perform any of the material covenants and agreements contained herein to be performed by the Seller and such failure continues for a period of ten (10) days after notice thereof from the Purchaser, the Purchaser may terminate this Agreement and/or the Purchaser may pursue any and all remedies available to it at law or in equity, including, but not limited to, a suit for specific performance or other equitable relief;

provided, however, that, in no event shall the monetary damages payable by the
--------  -------
Seller
hereunder exceed Two Million Dollars ($2,000,000) in the aggregate.

     10.2  Default by the Purchaser.  If the Purchaser shall have made any
           ------------------------
representation or warranty herein which shall be untrue or misleading in any material respect, or if the Purchaser shall fail to perform any of the covenants and agreements contained herein to be performed by it and such failure shall continue for a period of ten (10) days after notice thereof from the Seller, the Seller may, as its sole and exclusive remedy at law and in equity, terminate this Agreement, whereupon, the Purchaser shall pay to the Seller, as liquidated damages and not as a penalty, the sum of Two Million Dollars ($2,000,000).


     SECTION 11.  MISCELLANEOUS.
     ----------   -------------

     11.1  Agreement to Indemnify.  (a)  Subject to any express provisions of
         -----------------------
this Agreement to the contrary, (i) the Seller shall indemnify and hold harmless the Purchaser from and against any and all obligations, claims, losses, damages, liabilities, and expenses (including, without limitation, reasonable attorneys' and accountants' fees and disbursements) arising out of (x) events, contractual obligations, acts or omissions of the Seller that occurred in connection with the ownership or operation of any Property prior to the Closing or (y) any damage to property of others or injury to or death of any person or any claims for any debts or obligations occurring on or about or in connection with any Property or any portion thereof at any time or times prior to the Closing, and
(ii) the Purchaser shall indemnify and hold harmless the Seller from and against any and all obligations, claims, losses, damages, liabilities and expenses (including, without limitation, reasonable attorneys' and accountants' fees and disbursements) arising out of (x) events, contractual obligations, acts or omissions of Purchaser that occur in connection with the ownership or operation of any Property after the Closing, or (y) any damage to property of others or injury to or death of any person or any claims for any debts or obligations occurring on or about any Property or any portion thereof at any time or times after the Closing.

     (b) Whenever it is provided in this Agreement that an obligation of the Seller will be assumed by the Purchaser after the Closing, the Purchaser shall be deemed to have also agreed to indemnify and hold harmless the Seller and their respective successors and assigns from and against all claims, losses, damages, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) arising from any failure of the Purchaser to perform the obligation so assumed after the Closing.

     (c) Whenever either party shall learn through the filing of a claim or the commencement of a proceeding or otherwise of the existence of any liability for which the other party is or may be responsible under this Agreement, the party learning of such liability shall notify the other party promptly and furnish such copies of documents (and make originals thereof available) and such other information as such party may have that may be used or useful in the defense of such claims and shall afford said other party full opportunity to defend the same in the name of such party and shall generally cooperate with said other party in the defense of any such claim.

     (d)  The provisions of this Section 11.1 shall survive the Closing and the
                                 ------------
termination of this Agreement.

     11.2  Brokerage Commissions.  Each of the parties hereto represents to the
           ---------------------
other parties that it dealt with no broker, finder or like agent in connection with this Agreement or the transactions contemplated hereby other than Donaldson, Lufkin, Jenrette Securities Corporation ("DLJ"), and that it
                                                     ---
reasonably believes that there is no basis for any other person or entity to claim a commission or other compensation for bringing about this Agreement or the transactions contemplated hereby. The Seller shall indemnify and hold harmless the Purchaser and its respective legal representatives, heirs, successors and assigns from and against any loss, liability or expense, including, reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder or like agent other than DLJ, if such claim or claims are based in whole or in part on dealings with the Seller. The Purchaser shall indemnify and hold harmless the Seller and their legal representatives, heirs, successors and assigns from and against any loss, liability or expense, including, reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder or like agent, if such claim or claims are based in whole or in part on dealings with the Purchaser and the Purchaser shall be solely responsible for the payment of any fees due DLJ. Nothing contained in this section shall be deemed to create any rights in any third party. The provisions of this Section 11.2 shall
                                                              ------------
survive the Closing and any termination of this Agreement.

     11.3  Publicity.  The parties agree that no party shall, with respect to
           ---------
this Agreement and the transactions contemplated hereby, contact or conduct negotiations with public officials, make any public pronouncements, issue press releases or otherwise furnish information regarding this Agreement or the transactions contemplated to any third party without the consent of the other parties, which consent shall not be unreasonably withheld. No party, or its employees shall trade in the securities of any parent or affiliate of the Seller or of the Purchaser until a public announcement of the transactions contemplated by this Agreement has been made. No party shall record this Agreement or any notice thereof.

     11.4  Notices.  (a)  Any and all notices, demands, consents, approvals,
           -------
offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

     (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

     (c)  All such notices shall be addressed,

     if to the Seller to:

          Wyndham Hotels and Resorts
          2001 Bryan Street, Suite 230
          Dallas, Texas  75201
          Attn:  Ms. Anne L. Raymond
          [Telecopier No. (214) 978-4567]

     with a copy to:

          Locke, Purnell, Rain, Harrell
          2200 Ross Avenue, Suite 2200
          Dallas, Texas  75201
          Attn:  Mitchell Bell, Esq.
          [Telecopier No. (214) 740-8800]

     If to the Purchaser, to:

          Hospitality Properties Trust
          400 Centre Street
          Newton, Massachusetts  02158
          Attn:  Mr. John G. Murray
          [Telecopier No. (617) 332-2261]

     with a copy to:

          Sullivan & Worcester LLP
          One Post Office Square
          Boston, Massachusetts  02109
          Attn:  Jennifer B. Clark, Esq.
          [Telecopier No. (617) 338-2880]

     (d) By notice given as herein provided, the parties hereto and their respective successor and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

     11.5  Waivers, Etc.  Any waiver of any term or condition of this Agreement,
           ------------
or of the breach of any covenant, representation or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party's right at a later time to enforce or require performance of such provision or any other provision hereof. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

     11.6  Assignment; Successors and Assigns.  This Agreement and all rights
           ----------------------------------
and obligations hereunder shall not be assignable by any party without the written consent of the other parties, except that (x) the Purchaser may assign this Agreement to any entity wholly owned, directly or indirectly, by HPT (provided that, in the event this Agreement shall be assigned to any entity
 --------
wholly owned, directly or indirectly, by HPT, HPT shall remain liable for the obligation of the "Purchaser" hereunder) and (y) after Closing, the Seller may assign its surviving rights hereunder to the Tenant, Wyndham or any affiliate of either of them. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.

     11.7  Severability.  If any provision of this Agreement shall be held or
           ------------
deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

     11.8  Counterparts, Etc.   This Agreement may be executed in two or more
           -----------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof. This Agreement may not be amended or modified in any respect other than by the written agreement of all of the parties hereto.

     11.9  Governing Law.  This Agreement shall be interpreted, construed,
           -------------
applied and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or (iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than The Commonwealth of Massachusetts; or (vii) any combination of the foregoing.

     To the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located in The Commonwealth of Massachusetts as is provided by law; and the parties consent to the jurisdiction of said court or courts located in The Commonwealth of Massachusetts and to service of process by registered mail, return receipt requested, or by any other manner provided by law.

     11.10  Performance on Business Days.  In the event the date on which
            ----------------------------
performance or payment of any obligation of a party required hereunder is other than a Business Day, the time for payment or performance shall automatically be extended to the first Business Day following such date.

     11.11  Attorneys' Fees.  If any lawsuit or arbitration or other legal
            ---------------
proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party's costs and expenses, including reasonable attorneys' fees incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

     11.12  Section and Other Headings.  The headings contained in this
            --------------------------
Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     11.13  Nonliability of Trustees.  THE DECLARATION OF TRUST ESTABLISHING
            ------------------------
HPT, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"),
                                                                 -----------
IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HOSPITALITY PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF HPT SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, HPT. ALL PERSONS DEALING WITH HPT, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF HPT FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the date first above written.

                                       SELLER:

                                       GARDEN HOTEL ASSOCIATES LIMITED
                                       PARTNERSHIP

                                       By: Garden Hotel Partners L.P., general
                                           partner

                                           By:  Garden Hotel Corporation No. 2,
                                                general partner

                                           By: /s/ Elise Moleley Turner
                                              ----------------------------------

                                              Its: Secretary
                                                  ------------------------------

                                           By: /s/ Anne Raymond
                                              ----------------------------------

                                              Its: Vice President
                                                  ------------------------------


                                       PURCHASER:

                                       HOSPITALITY PROPERTIES TRUST

                                       By:  /s/ Barry M. Portnoy
                                          --------------------------------------

                                       Its: /s/ Managing Trustee
                                           -------------------------------------

                                   Schedule A
                                   ----------

                                 The Properties
                                 --------------

                           Schedule B-1 through B-11
                           -------------------------

                        Legal Descriptions of Properties
                        --------------------------------

                                   Schedule C
                                   ----------

                         Form of Surveyor's Certificate
                         ------------------------------